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                                  EXHIBIT 5.1

                     OPINION OF BROBECK, PHLEGER & HARRISON

                               December 30, 1999


Digital Lightwave, Inc.
15550 Lightwave Drive
Clearwater, FL 33768

Ladies and Gentlemen:

         We have acted as counsel to Digital Lightwave, Inc., a Delaware corporation (the "Company"), in connection with the registration of an aggregate of 550,000 warrants (the "Warrants) and 550,000 underlying shares of its common stock (the "Shares"), which may be offered for resale by certain security holders of the Company (the "Selling Security Holders"), as described in the Company's Registration Statement on Form S-3, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement").

         This opinion is being furnished in accordance with the requirements of
Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

         We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the issuance and sale of the Warrants and the Shares. Based on such review, we are of the opinion that the Warrants and the Shares have been duly authorized, are legally issued, nonassessable and, to our knowledge, fully paid.

         We consent to the filing of this opinion letter as Exhibit 5.01 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or item 509 of Regulation S-K.

         This opinion is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                      Very truly yours,


                                     /s/ BROBECK, PHLEGER & HARRISON LLP
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                                     BROBECK, PHLEGER & HARRISON LLP